Exhibit 4.37

J.P. MORGAN CHASE & CO.,

BANK ONE CORPORATION,

JPMORGAN CHASE BANK,

                    as Resigning Trustee,

AND

U.S. BANK TRUST NATIONAL ASSOCIATION,

                    as Successor Trustee,

SUPPLEMENTAL INDENTURE

Dated as of                          , 2004

to

INDENTURE

Dated as of July 15, 1992

SUBORDINATED DEBT SECURITIES

SUPPLEMENTAL INDENTURE, dated as of                          , 2004, among J.P. MORGAN CHASE & CO., a Delaware corporation (“Successor”), BANK ONE CORPORATION (successor by merger to NBD Bancorp, Inc.), a Delaware corporation (“Bank One”), JPMORGAN CHASE BANK (successor by merger to The Chase Manhattan Bank, N.A.), a New York banking corporation, as trustee (the “Resigning Trustee”), and U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association (the “Successor Trustee”).

WHEREAS, Bank One and the Resigning Trustee have heretofore executed and delivered a certain Indenture, dated as of July 15, 1992 (as heretofore amended, the “Indenture”; capitalized terms not otherwise defined herein shall have the meanings set forth in the Indenture), providing for the issuance from time to time of Securities;

WHEREAS, Bank One and Successor have entered into an Agreement and Plan of Merger, dated as of January 14, 2004 (the “Merger Agreement”), which contemplates the execution and filing of a Certificate of Merger on the date hereof (the “Certificate of Merger”) providing for the merger (effective                     ) of Bank One with and into Successor (the “Merger”), with Successor continuing its corporate existence under Delaware law;

WHEREAS, Section 9.1 of the Indenture provides, among other things, that the Issuer shall not merge with any other corporation unless, among other things, the successor corporation shall expressly assume the due and punctual payment of the principal of and interest on all the Securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed or observed by the Issuer, by supplemental indenture satisfactory to the Trustee, executed and delivered to the Trustee by such corporation;

WHEREAS, upon effectiveness of the Merger, the Resigning Trustee will be a subsidiary of the issuer of the Securities under the Indenture and, accordingly, the Resigning Trustee desires to resign pursuant to Section 6.10(a) of the Indenture, and the Successor Trustee is willing to accept appointment as successor Trustee under the Indenture;

WHEREAS, Section 8.1 of the Indenture provides, among other things, that the Issuer, when authorized by a resolution of its Board of Directors certified to the Trustee by the Secretary or an Assistant Secretary of the Issuer, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental to the Indenture, in form satisfactory to the Trustee: (i) to evidence the succession of another corporation to the Issuer and the assumption by the successor corporation of the covenants, agreements and obligations of the Issuer pursuant to Article Nine of the Indenture; (ii) to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee; and (iii) to make provisions in regard to matters or questions arising under the Indenture as the Board of Directors may deem necessary or desirable and which shall not adversely affect the interests of the Holders of the Securities;

WHEREAS, the execution and delivery of this Supplemental Indenture have been authorized by resolutions of the board of directors of each of Bank One and Successor and have been duly authorized by all necessary action on the part of the Resigning Trustee and the Successor Trustee; and

WHEREAS, all conditions precedent and requirements necessary to make this Supplemental Indenture a valid and legally binding instrument in accordance with its terms have been complied with, performed and fulfilled, and the execution and delivery hereof have been in all respects duly authorized;

NOW, THEREFORE:

In consideration of the premises and intending to be legally bound hereby, the parties hereto mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Securities as follows:

ARTICLE I

REPRESENTATIONS OF THE RESIGNING TRUSTEE

1.1. Pursuant to Section 6.10(a) of the Indenture, the Resigning Trustee hereby notifies Bank One that the Resigning Trustee is hereby resigning as Trustee under the Indenture.

1.2. The Resigning Trustee hereby represents and warrants to the Successor Trustee that:

(a)	No covenant or condition contained in the Indenture has been waived by the Resigning Trustee or, to the best of the knowledge of the Responsible Officers of the Resigning Trustee, by the Holders of the percentage in aggregate principal amount of Securities of any series required by the Indenture to effect any such waiver.

(b)	There is no action, suit or proceeding pending or, to the best of the knowledge of the Responsible Officers of the Resigning Trustee, threatened, against the Resigning Trustee before any court or governmental authority arising out of any action or omission by the Resigning Trustee as Trustee under the Indenture.

(c)	To the best of the knowledge of the Responsible Officers of the Resigning Trustee, no event has occurred and is continuing which is, or after notice or lapse of time or both would become, an Event of Default under Section 5.1 of the Indenture.

1.3. The Resigning Trustee hereby assigns, transfers, delivers and confirms to the Successor Trustee all right, title and interest of the Resigning Trustee in and to the trust under the Indenture; all of the rights, powers, duties and obligations of the Resigning Trustee under the Indenture; and all property and money held by the Resigning Trustee under the Indenture for the benefit of the Holders of Securities, subject nevertheless to the Resigning Trustee’s prior claim upon all property or funds collected by the Resigning Trustee to secure amounts due to the Resigning Trustee under Section 6.6 of the Indenture. The Resigning Trustee shall execute and deliver such further instruments and shall do such other things as the Successor Trustee may reasonably require so as to more fully and certainly vest and confirm in the Successor Trustee all such rights and powers hereby assigned, transferred, delivered and confirmed to the Successor Trustee.

ARTICLE II

REPRESENTATIONS OF AND ACCEPTANCE BY THE SUCCESSOR TRUSTEE

2.1. The Successor Trustee hereby represents and warrants to the Resigning Trustee and to Bank One and Successor that the Successor Trustee is not subject to any conflict of interest under the provisions of Section 6.8 of the Indenture and is qualified and eligible under the provisions of 6.9 of the Indenture to act as Trustee under the Indenture.

2.2. The Successor Trustee hereby accepts its appointment as Successor Trustee under the Indenture and accepts the rights, powers, duties and obligations of the Resigning Trustee as Trustee under the Indenture, upon the terms and conditions set forth therein, with like effect as if originally named as Trustee under the Indenture.

ARTICLE III

REPRESENTATIONS OF BANK ONE AND SUCCESSOR

Each of Bank One and Successor represents and warrants to the Resigning Trustee and to the Successor Trustee as follows:

3.1. It is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

3.2. The execution, delivery and performance by it of this Supplemental Indenture have been authorized and approved by all necessary corporate action on the part of it.

3.3. Upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such other time thereafter as is provided in the Certificate of Merger (the “Effective Time”), the Merger will be effective in accordance with the terms of the Merger Agreement and Delaware law.

3.4. The Issuer shall not, immediately after giving effect to the Merger, be in default in the performance of any covenant or condition of the Indenture to be performed or observed by the Issuer.

ARTICLE IV

ASSUMPTION AND AGREEMENTS

4.1. Successor hereby expressly assumes the due and punctual payment of the principal of and interest on all the Securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed or observed by the Issuer.

4.2. The Securities may bear a notation concerning the assumption of the Indenture and the Securities by Successor.

4.3. Successor shall succeed to and be substituted for the Issuer, with the same effect as if it had been named as the Issuer in the Indenture.

ARTICLE V

AMENDMENTS

5.1. The reference in the preamble to the Indenture to “NBD BANCORP, INC.” is hereby amended to read “J.P. MORGAN CHASE & CO.”; and each other reference in the Indenture to “NBD Bancorp, Inc.” is hereby amended to be a reference to “J.P. Morgan Chase & Co.”.

5.2. The reference in the preamble to the Indenture to “THE CHASE MANHATTAN BANK, N.A” is hereby amended to read “U.S. BANK TRUST NATIONAL ASSOCIATION”; and the reference in the definition of Corporate Trust Office in Section 1.1 of the Indenture to “The Chase Manhattan Bank, N.A., 4 Chase Metrotech Center, Brooklyn, New York 11245 is hereby amended to read “U.S. Bank Trust National Association, 100 Wall Street, New York, New York 10005”.

5.3. The definition of “Senior Indebtedness” contained in Section 1.1 of the Indenture is hereby amended in its entirety to read as follows:

“‘Senior Indebtedness’ means the principal of, premium, if any, and interest on indebtedness of the Issuer (including guarantees by the Issuer of indebtedness of others), whether outstanding on the date of this Indenture or hereafter created, incurred, assumed or guaranteed (except (A) the Securities, (B) the Outstanding Bank One Subordinated Securities, (C) all securities issued pursuant to the Heritage Successor Subordinated Indenture; (D) all securities issued pursuant to the Heritage Chase Subordinated Indenture; and (E) all securities issued pursuant to the Heritage JPMorgan Subordinated Indenture), unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such indebtedness is not superior in right of payment to the Securities.”

5.4. Section 1.1 of the Indenture is hereby amended to insert the following new definitions therein in the appropriate alphabetical order:

“‘Heritage Chase Subordinated Indenture’ means the Amended and Restated Indenture, dated as of September 1, 1993, as amended by the First Supplemental Indenture, dated as of March 29, 1996, the Second Supplemental Indenture, dated as of October 8, 1996, and the Third Supplemental Indenture, dated as of December 29, 2000, between the Issuer (as successor by merger to The Chase Manhattan Corporation, a Delaware corporation) and U.S. Bank Trust National Association (formerly known as First Trust of New York, National Association), a national banking association, as successor to Chemical Bank, a New York banking corporation, as the same may be further amended, supplemented or otherwise modified from time to time.”

“‘Heritage JPMorgan Subordinated Indenture’ means the Indenture, dated as of March 1, 1993, as amended by the First Supplemental Indenture, dated as of December 29, 2000, between the Issuer (as successor by merger to J.P. Morgan & Co. Incorporated, a Delaware corporation) and U.S. Bank Trust National Association (formerly known as First Trust of New York, National Association), a national banking association, as the same may be further amended, supplemented or otherwise modified from time to time.”

“‘Heritage Successor Subordinated Indenture’ means the Indenture, dated as of April 1, 1987, as amended and restated as of December 15, 1992, and as amended by the Second Supplemental Indenture, dated as of October 8, 1996, and the Third Supplemental Indenture, dated as of December 29, 2000, between the Issuer (formerly known as Chemical Banking Corporation) and U.S. Bank Trust National Association (formerly known as First Trust of New York, National Association), a national banking association, as successor to Morgan Guaranty Trust Company of New York, a New York banking corporation, as the same may further be amended, supplemented or otherwise modified from time to time.”

“‘Outstanding Bank One Subordinated Securities’ means the following subordinated debt obligations of the Issuer: (i) the 9 7/8% Subordinated Notes due March 1, 2009, (ii) the 10% Subordinated Notes due August 15, 2010, (iii) the 6 3/8% Subordinated Notes due January 30, 2009, (iv) the 7 1/8% Subordinated Notes due May 15, 2007, (v) the 7 ¾% Subordinated Notes due July 15, 2025, (vi) the 7% Subordinated Notes due July 15, 2005, (vii) the 6 1/8% Subordinated Notes due February 15, 2006, (viii) the Medium-Term Notes – Series G Subordinated, (ix) the 7 5/8% Subordinated Notes due October 15, 2026, (x) the 8% Subordinated Notes due April 29, 2027, (xi) the 7.6% Subordinated Notes due May 1, 2007, (xii) the 9 7/8% Subordinated Notes due March 1, 2019, (xiii) the Medium-Term Notes – Series A Subordinated, (xiv) the 7 7/8% Subordinated Notes due August 1, 2010, (xv) the 5.9% Subordinated Notes due November 15, 2011, (xvi) the 5.25% Subordinated Notes due January 30, 2013, and (xvii) the 4.9% Subordinated Notes due April 30, 2015.”

5.5. Except as amended hereby, the Indenture and the Securities are in all respects ratified and confirmed and all the terms thereof shall remain in full force and effect and the Indenture, as so amended, shall be read, taken and construed as one and the same instrument.

ARTICLE VI

MISCELLANEOUS

6.1. The Resigning Trustee and the Successor Trustee each accepts the modification of the Indenture effected by this Supplemental Indenture, but only upon the terms and conditions set forth in the Indenture. Without limiting the generality of the foregoing, neither the Resigning Trustee nor the Successor Trustee assumes any responsibility for the correctness of the recitals herein contained, which shall be taken as the statements of Bank One and Successor. Neither the Resigning Trustee nor the Successor Trustee makes any representation or shall have any responsibility as to the validity and sufficiency of this Supplemental Indenture.

6.2. If and to the extent that any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision included in this Supplemental Indenture or in the Indenture, in either case that is required to be included in this Supplemental Indenture or in the Indenture by any of the provisions of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939, such required provision shall control.

6.3. Nothing in this Supplemental Indenture is intended to or shall provide any rights to any parties other than those expressly contemplated by this Supplemental Indenture.

6.4. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

6.5. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of which counterparts together shall constitute but one and the same instrument.

6.6. This Supplemental Indenture shall become effective as of the Effective Time.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

BANK ONE CORPORATION

By
Name: Title:

[Corporate Seal]

Attest:

Secretary

J.P. MORGAN CHASE & CO.

By
Name: Title:

[Corporate Seal]

Attest:

Secretary

JPMORGAN CHASE BANK, as Resigning Trustee

By
Name: Title:

[Corporate Seal]

Attest:

Assistant Secretary

U.S. BANK TRUST NATIONAL ASSOCIATION, as Successor Trustee

By
Name: Title:

[Corporate Seal]

Attest:

Assistant Secretary

STATE OF NEW YORK	)
): ss.:
COUNTY OF NEW YORK	)

On this      of                     , 2004, before me, the undersigned officer, personally appeared                    , who acknowledged himself to be the                                          of BANK ONE CORPORATION, a Delaware corporation, and that he as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as such officer.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public

[SEAL]

STATE OF NEW YORK	)

: ss.:
COUNTY OF NEW YORK	)

On this      day of                     , 2004, before me, the undersigned officer, personally appeared                     , who acknowledged himself to be the                                          of J.P. MORGAN CHASE & CO., a Delaware corporation, and that he as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as such officer.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public

[SEAL]

STATE OF NEW YORK	)
): ss.:
COUNTY OF NEW YORK	)

On this      day of                     , 2004, before me, the undersigned officer, personally appeared                     , who acknowledged himself to be                                          of JPMORGAN CHASE BANK, a New York banking corporation, and that he as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the association by himself as such officer.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public

[SEAL]

STATE OF NEW YORK	)
): ss.:
COUNTY OF NEW YORK	)

On this      day of                     , 2004, before me, the undersigned officer, personally appeared                     , who acknowledged himself to be                                          of U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association, and that he as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the association by himself as such officer.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public

[SEAL]